Exhibit 10.35

AMENDMENT NO. 1

TO

COMVERGE, INC. 2006 LONG-TERM INCENTIVE PLAN

WHEREAS, Comverge, Inc. (the “Company”) and the stockholders of the Company have heretofore adopted and approved the Comverge, Inc. 2006 Long-Term Incentive Plan (the “Plan”); and

WHEREAS, the board of directors of the Company (the “Board”) and the compensation committee of the Board has determined that it would be in the best interests of the Company to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended, effective on the date of approval by the Board, as follows:

1.	The first sentence of the first paragraph of Article 1.3 of the Plan be amended to read as follows:

“Subject to adjustment as set forth below, the aggregate number of Shares that may be issued under the Plan shall not exceed 8,312,073 Shares, consisting of the sum of 4,749,371 Shares available for issuance under the Prior Plan which remain available for the grant of Awards immediately prior to the Effective Date, plus an additional number of 3,562,702 “new” Shares available under the Plan.”

2.	The final sentence of the first paragraph of Article 1.3 of the Plan be amended to read as follows:

“The maximum number of shares of Common Stock that may be issued under this Plan pursuant to Incentive Options shall be 8,312,073 shares.”

3.	Except as modified herein, the Plan is hereby specifically ratified and affirmed.

[Signature Page Follows]

IN WITNESS WHEREOF, this Certificate of Amendment to the Comverge, Inc. 2006 Long-Term Incentive Plan is executed for and on behalf and in the name of the Corporation by its duly authorized officer on March 28, 2007.

COMVERGE, INC.

By:	/s/ Robert M. Chiste

Name:	Robert M. Chiste
Title:	Chairman of the Board, Chief Executive Officer and President

[Signature Page to 2006 Long-Term Incentive Plan]